UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2004

COEUR D'ALENE MINES CORPORATION
(Exact name of Registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)	Identification No.)

400 Coeur d'Alene Mines Bldg., 505 Front Avenue,	83814
Coeur d'Alene, Idaho	(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (208) 667-3511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (b)        Departure of Officer. On December 30, 2004, Robert Martinez, the Registrant’s President and Chief Operating Officer, provided notice to the Registrant of his retirement, effective December 31, 2004. Mr. Martinez is taking an early retirement prior to the expiration of his employment agreement in May 2005. Dennis E. Wheeler, Chairman of the Board and Chief Executive Officer of the Registrant, will assume the additional position of President. In managing the Registrant’s operations, Mr. Wheeler will work closely with Harry F. Cougher, who will be promoted from Vice President and General Manager of Coeur Silver Valley, Inc. to Senior Vice President of North American Operations on December 31, 2004, and with Mr. Raymond W. Threlkeld, President of South American Operations. Mr. Cougher will also continue to be responsible for Coeur Silver Valley, Inc. operations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D'ALENE MINES CORPORATION
(Registrant)
Dated: December 30, 2004	By: /s/ Dennis E. Wheeler
Dennis E. Wheeler
Chairman of the Board and
Chief Executive Officer